MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
 PCAOB REGISTERED





Securities and Exchange Commission
Washington, DC 20549

                                                   Re: Woize International Ltd.
                                                       Form 8-K
                                                       Dated March 29, 2006





During the period from February 14, 2006, the date of engagement, through the date of dismissal, there have been no material disagreements with Woize
International Ltd., management on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.





/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada
April 3, 2006






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